
PNC SERIES 1996-1 (1380)                                                                                  EXHIBIT 99.1
FISCAL 1996

                                      JANUARY          FEBRUARY          MARCH               APRIL              MAY
ISSUE DATE: 05/31/96
CERTIFICATE BALANCE AT
ISSUE:  $329,894,608.04

BALANCES FROM LAST FISCAL
MONTH-END:
   PRINCIPAL DOLLARS
   UNITS

PRINCIPAL POOL COLLECTIONS:
   SCHEDULED PRINCIPAL COLLECTED
      DUE CURRENT MONTH
   UNSCHEDULED PRINCIPAL COLLEC-
      TION/REVERSALS
   LIQUIDATIONS-IN-FULL
   PRINCIPAL BALANCE SALE ADJUSTMENTS
   NET PRINCIPAL DISTRIBUTED

CAPITAL LOSS (PRINCIPAL WRITTEN OFF)

BALANCES CURRENT FISCAL MONTH-END:
   PRINCIPAL DOLLARS
   UNITS

SCHEDULED INTEREST AT MORTGAGE RATE:

UNSCHEDULED INTEREST AT MORTGAGE RATE:
   UNSCHEDULED INTEREST COLLECTION/
      REVERSALS
   INTEREST SALE ADJUSTMENTS
   INTEREST ACCRUAL ADJUSTMENT
   INTEREST UNCOLLECTED ON LIQUIDATION
   INTEREST UNCOLLECTED ON NON-
     EARNING ASSETS
   NET UNSCHEDULED INTEREST
     DISTRIBUTED

OTHER:
   LOAN CONVERSION FEE
   EXPENSE REIMBURSEMENTS
   GAIN ON LIQUIDATIONS
   HAZARD INSURANCE PREMIUM REFUNDS
   NET OTHER DISTRIBUTIONS

SCHEDULED SERVICING FEE EXPENSES:
UNSCHEDULED SERVICING FEES:
   UNSCHEDULED SERVICE FEE COLLEC-
      TIONS/REVERSALS
   SERVICING FEES SALE ADJUSTMENTS
   SERVICING FEES ACCRUAL ADJUST-
      MENTS
   SERVICING FEES UNCOLLECTED ON
      LIQUIDATIONS
   SERVICING FEES UNCOLLECTED -
      NON-EARNING ASSETS
   NET UNSCHEDULED SERVICING FEE
      DISTRIBUTED

MISCELLANEOUS EXPENSES:

NET FUNDS DISTRIBUTED



PNC SERIES 1996-1 (1380)
FISCAL 1996

                                      JUNE              JULY              AUGUST              SEPTEMBER           OCTOBER

ISSUE DATE: 05/31/96
CERTIFICATE BALANCE AT
ISSUE:  $329,894,608.04

BALANCES FROM LAST FISCAL
MONTH-END:
   PRINCIPAL DOLLARS                   $329,894,608.04   $329,635,353.66   $329,114,409.04     $327,895,030.19    $326,733,698.15
   UNITS                                          1114              1114              1113                1110               1106

PRINCIPAL POOL COLLECTIONS:
   SCHEDULED PRINCIPAL
      COLLECTED DUE CURRENT MONTH           242,249.39        243,927.87        245,689.39          247,021.79         249,356.47
   UNSCHEDULED PRINCIPAL COLLECTION/
      REVERSALS                              17,004.99         52,164.67         59,239.80          192,457.52          64,679.31
   LIQUIDATIONS-IN-FULL                           0.00        224,852.08        914,449.66          721,852.73       1,284,600.09
   PRINCIPAL BALANCE SALE ADJUSTMENTS             0.00              0.00              0.00                0.00               0.00
   NET PRINCIPAL DISTRIBUTED                259,254.38        520,944.62      1,219,378.85        1,161,332.00       1,598,635.87

CAPITAL LOSS (PRINCIPAL WRITTEN OFF)              0.00              0.00              0.00                0.00               0.00

BALANCES CURRENT FISCAL MONTH-END:
   PRINCIPAL DOLLARS                    329,635,353.66    329,114,409.04    327,895,030.19      326,733,698.15     325,135,062.28
   UNITS                                          1114              1113              1110                1106               1103
SCHEDULED INTEREST AT MORTGAGE RATE:      2,139,806.57      2,138,128.85      2,134,691.97        2,126,615.91       2,118,801.10

UNSCHEDULED INTEREST AT MORTGAGE RATE:
   UNSCHEDULED INTEREST COLLECTION/
      REVERSALS                                   0.00             (2.49)           (24.46)               1.97              (3.08)
   INTEREST SALE ADJUSTMENTS                      0.00              0.00              0.00                0.00               0.00
   INTEREST ACCRUAL ADJUSTMENT                    0.00              0.00              0.00                0.00               0.00
   INTEREST UNCOLLECTED ON LIQUIDA-
     TION                                         0.00              0.00              0.00                0.00               0.00
   INTEREST UNCOLLECTED ON NON-
     EARNING ASSETS                               0.00              0.00              0.00                0.00               0.00
   NET UNSCHEDULED INTEREST
     DISTRIBUTED                                  0.00            (2.49)            (24.46)               1.97              (3.08)

OTHER:
   LOAN CONVERSION FEE                            0.00              0.00              0.00                0.00               0.00
   EXPENSE REIMBURSEMENTS                         0.00              0.00              0.00                0.00               0.00
   GAIN ON LIQUIDATIONS                           0.00              0.00              0.00                0.00               0.00
   HAZARD INSURANCE PREMIUM REFUNDS               0.00              0.00              0.00                0.00               0.00
   NET OTHER DISTRIBUTIONS                        0.00              0.00              0.00                0.00               0.00

SCHEDULED SERVICING FEE EXPENSES:            80,596.61         80,533.82         80,409.07           80,118.13          79,838.35

UNSCHEDULED SERVICING FEES:
   UNSCHEDULED SERVICE FEE COLLEC-
      TIONS/REVERSALS                             0.00             (0.11)            (0.80)               0.04              (0.06)
   SERVICING FEES SALE ADJUSTMENTS                0.00              0.00              0.00                0.00               0.00
   SERVICING FEES ACCRUAL ADJUST-
      MENTS                                       0.00              0.00              0.00                0.00               0.00
   SERVICING FEES UNCOLLECTED ON
      LIQUIDATIONS                                0.00              0.00              0.00                0.00               0.00
   SERVICING FEES UNCOLLECTED -
      NON-EARNING ASSETS                          0.00              0.00              0.00                0.00               0.00
   NET UNSCHEDULED SERVICING FEE
      DISTRIBUTED                                 0.00             (0.11)            (0.80)               0.04              (0.06)

MISCELLANEOUS EXPENSES:                           0.00              0.00              0.00                0.00               0.00

ET FUNDS DISTRIBUTED                      2,318,464.34      2,578,537.27      3,273,637.79        3,207,831.75       3,637,595.60


                                       NOVEMBER            DECEMBER          TOTAL

ISSUE DATE: 05/31/96
CERTIFICATE BALANCE AT
ISSUE:  $329,894,608.04

BALANCES FROM LAST FISCAL
MONTH-END:
   PRINCIPAL DOLLARS                    $325,135,062.28     $324,263,294.50     $329,894,608.04
   UNITS                                           1103                1101                1114

PRINCIPAL POOL COLLECTIONS:
   SCHEDULED PRINCIPAL
      COLLECTED DUE CURRENT MONTH            250,405.60          252,023.90        1,730,674.41
   UNSCHEDULED PRINCIPAL COLLECTION/
      REVERSALS                               69,560.09           54,482.56          509,588.94
   LIQUIDATIONS-IN-FULL                      551,802.09                0.00        3,697,556.65
   PRINCIPAL BALANCE SALE ADJUSTMENTS              0.00                0.00                0.00
   NET PRINCIPAL DISTRIBUTED                 871,767.78          306,506.46        5,937,820.00

CAPITAL LOSS (PRINCIPAL WRITTEN OFF)               0.00                0.00                0.00

BALANCES CURRENT FISCAL MONTH-END:
   PRINCIPAL DOLLARS                     324,263,294.50      323,956,788.04      323,956,788.04
   UNITS                                           1101                1101                1101
SCHEDULED INTEREST AT MORTGAGE RATE:       2,108,482.53        2,102,973.99       14,869,500.62

UNSCHEDULED INTEREST AT MORTGAGE RATE:
   UNSCHEDULED INTEREST COLLECTION/
      REVERSALS                                   4.94              819.45               796.33
   INTEREST SALE ADJUSTMENTS                      0.00                0.00                 0.00
   INTEREST ACCRUAL ADJUSTMENT                    0.00                0.00                 0.00
   INTEREST UNCOLLECTED ON LIQUIDA-
     TION                                         0.00                0.00                 0.00
   INTEREST UNCOLLECTED ON NON-
     EARNING ASSETS                               0.00                0.00                 0.00
   NET UNSCHEDULED INTEREST
     DISTRIBUTED                                  4.94              819.45               796.33

OTHER:
   LOAN CONVERSION FEE                            0.00                0.00                 0.00
   EXPENSE REIMBURSEMENTS                         0.00                0.00                 0.00
   GAIN ON LIQUIDATIONS                           0.00                0.00                 0.00
   HAZARD INSURANCE PREMIUM REFUNDS               0.00                0.00                 0.00
   NET OTHER DISTRIBUTIONS                        0.00                0.00                 0.00

SCHEDULED SERVICING FEE EXPENSES:            79,479.06           79,271.24           560,246.28

UNSCHEDULED SERVICING FEES:
   UNSCHEDULED SERVICE FEE COLLEC-
      TIONS/REVERSALS                             0.19               28.59                27.85
   SERVICING FEES SALE ADJUSTMENTS                0.00                0.00                 0.00
   SERVICING FEES ACCRUAL ADJUST-
      MENTS                                       0.00                0.00                 0.00
   SERVICING FEES UNCOLLECTED ON
      LIQUIDATIONS                                0.00                0.00                 0.00
   SERVICING FEES UNCOLLECTED -
      NON-EARNING ASSETS                          0.00                0.00                 0.00
   NET UNSCHEDULED SERVICING FEE
      DISTRIBUTED                                 0.19               28.59                27.85

MISCELLANEOUS EXPENSES:                           0.00                0.00                 0.00

NET FUNDS DISTRIBUTED                     2,900,776.00        2,331,000.07        20,247,842.82


                           PNC MORTGAGE SECURITIES CORP.
                                   MASTER SERVICING
                         MORTGAGE PASS-THROUGH CERTIFICATES
                             12/1996 DISTRIBUTION REPORT

PROCESSING MONTH:  11/1996

SERIES 1996-1  (1380)                                   WEIGHTED AVERAGE PC RATE: 7.4891
----------------------------------------------------------------------------------------
                                             MEMO ITEMS
                                             -----------

MEMO INCOME/EXPENSES TO SERVICERS            ISSUER P & I ADVANCES:
---------------------------------            -----------------------------------
Late Charges            $0.00                Beginning Advance Balance    $0.00
Prepayment Fees         $0.00                New Advances                 $0.00
Miscellaneous Fees      $0.00                Advances Recovered           $0.00
                                             Ending Advance Balances      $0.00


INSURANCE RESERVES*
-------------------
                                                                              COVERAGE
  INSURANCE TYPE ORIGINAL BALANCE CLAIMS IN PROGRESS CLAIMS PAID  ADJUSTMENTS REMAINING
  -------------- ---------------- ------------------ -----------  ----------- --------------
  MPI                     $0.00    $0.00              $0.00        $0.00               $0.00

  SPECIAL HAZARD  $3,298,946.00    $0.00              $0.00        $0.00       $3,298,946.00

  BANKRUPTCY BOND
  SINGLE-UNITS      $119,559.00    $0.00              $0.00        $0.00         $119,559.00
  MULTI-UNITS             $0.00    $0.00              $0.00        $0.00               $0.00

  MORTGAGE
    REPURCHASE    $6,597,892.00    $0.00              $0.00        $0.00       $6,597,892.00


DELINQUENT INSTALLMENTS
-----------------------


              ONE                         TWO                         THREE
     -----------------------     ----------------------     ----------------------
     COUNT    PRIN BALANCE       COUNT     PRIN BALANCE     COUNT     PRIN BALANCE
     -----------------------     ----------------------     ----------------------
         8     $2,242,054.86      2         $397,695.94      0         $0.00

          IN FORECLOSURE                ACQUIRED
     -----------------------     ----------------------
     COUNT      PRIN BALANCE     COUNT     PRIN BALANCE
     -----------------------     ----------------------
         1      $216,840.68        0        $0.00



The Class B-4, Class B-5 and Class B-6 Certificates (the "Junior Subordinate Certificates") provide credit support and limited special hazard, bankruptcy and fraud coverage (collectively, "Coverage") to the (i) Class B-1, Class B-2 and Class B-3 Certificates (the "Senior Subordinate Certificates" and, together with the Junior Subordinate Certificates, the "Class B Certificates"), (ii) the Classs A-1, Class A-2, Class A-3, class A-4, Class A-6, Class A-7, Class A-8, Class A-9, Class A-10, Class A-11, Class A-12, Class A-13, Class A-14, Class A-15, Class A-16, Class A-17, Class A-18, Class X, Class P and Class R Certificates (the "Senior Certificates") and (iii) the Class A-5 Certificates (the "Senior Support Certificates"), to the extent described in the prospec-tus supplement (the "Prospectus Supplement") pursuant to which the Senior, Senior Support and Senior Subordinate Certificates were offered. The Class
B-3 Certificates provide coverage to the Class B-1 and Class B-2 Certificates, and the Class B-2 Certificates provide coverage to the Class B-1 Certificates, in each case as described in the Prospectus Supplement. The Senior Subordi-nate Certificates provide coverage to the senior and senior support certifi-cates, and the Senior Support Certificates provide coverage to the Senior Certificates, in each case, to the extent described in the Prospectus Supple-ment.

The Class Principal Balances of the Class B and Senior Support Certificates immediately after the principal and interest distribution on December 26, 1996 are as follows:

                         CLASS            CLASS PRINCIPAL BALANCE

                         B-1               $ 6,556,870.74
                         B-2               $ 4,917,653.05
                         B-3               $ 2,786,670.95
                         B-4               $ 1,803,139.15
                         B-5               $   655,686.88
                         B-6               $ 1,311,374.73
                         A-5               $30,797,324.96


The amount of the special hazard, bankruptcy and fraud coverage as of the above referenced distribution date is $3,298,946.00, $119,559.00 and $6,597,892.00, respectively.